Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ORBITAL ATK, INC.

(hereinafter called the “Corporation”)

ARTICLE I
OFFICES

Section 1.  Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until a different office is established by resolution of the Board of Directors and a certificate certifying the change is filed in the manner provided by the Delaware General Corporation Law (the “DGCL”).

Section 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS AND ACTIONS OF STOCKHOLDERS

Section 1.  Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt from time to time.

Section 2.  Annual Meetings.  Annual meetings of stockholders shall be held on such date and at such time, as shall be designated from time to time by the Board of Directors, for the purpose of electing the directors of the Corporation and transacting business as may be properly brought before the meeting.  If any annual meeting for the election of directors shall not be held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient.

Section 3.  Notice of Stockholder Proposals of Business.  (a)  No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Bylaw.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed or otherwise delivered its proxy materials for the prior year’s annual meeting of stockholders.  However, in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the later of (I) the latest date specified in the preceding sentence or (II) the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made.  In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  For purposes of the foregoing, the date on which the Corporation first mailed or otherwise delivered its proxy materials to stockholders will be the date so described in such proxy materials.

(b)  To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(c)  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman will declare to the meeting that the business was not properly brought before the meeting and such business will not be transacted.  Notwithstanding the foregoing provisions of this Section 3 of Article II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 3 of Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 4.  Special Meetings.  Unless otherwise provided by law or by the Certificate of Incorporation, a special meeting of stockholders, for any purpose or purposes, may be called at any time only by the Board of Directors or by the Chairman of the Board of

Directors or the President with the concurrence of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.

Section 5.  Notice of Meetings.  (a)  Except as provided by law or by the Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be sent or otherwise given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder of record of the Corporation entitled to vote at such meeting.  Except as provided by law, no publication of any notice of a meeting of stockholders shall be required.  Every notice of a meeting of stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise required by law, notice of any adjourned meeting of stockholders shall not be required to be given if the time and place, if any, thereof, and the means of remote communications, if any, are announced at the meeting which is adjourned.

(b)  Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Quorum.  At all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation, stockholders present, in person or represented by proxy, holding of record a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business.  In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.  The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by law or by the Certificate of Incorporation or by these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present at the meeting, in person or by proxy, stockholders holding the number of shares of stock of the Corporation required for action upon such other matter or matters.  If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7.  Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the capital stock represented and entitled to vote at the meeting.  Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote at the meeting held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8.  List of Stockholders Entitled to Vote.  The Secretary or other officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:  (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal place of business.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9.  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10.  Conduct of Meeting.  Unless otherwise provided by the Board of Directors, the Chief Executive Officer shall act as chairman; and the Secretary or, in his or her absence, an Assistant Secretary or, in the absence of the Secretary and Assistant Secretaries of the Corporation, any person whom the chairman of the meeting shall appoint shall act as secretary of the meeting.  The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 11.  Inspectors of Election and Written Consents.  (a)  The Corporation, in advance of each meeting of stockholders, shall appoint one or more inspectors of election to act at the meeting and make a written report.  The Corporation may designate one or more persons as alternate inspectors to replace an inspector who fails to act and, if no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors of election to act at the meeting.

(b)  The Corporation may appoint one or more inspectors of written consents to determine the validity of any action purportedly taken by written consent of the stockholders in accordance with such policies and procedures as the Board of Directors may establish from time to time.

ARTICLE III
DIRECTORS

Section 1.  Number.  The number and method of election of directors shall be determined in accordance with Article FIFTH of the Certificate of Incorporation.  Directors need not be stockholders.

Section 2.  Election of Directors.  At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors.  If directors are to be elected by consent in writing of the stockholders without a meeting, those persons receiving the consent in writing of the largest number of shares in the aggregate and constituting not less than a majority of the total outstanding shares entitled to give consent in writing thereon (up to and including the number of directors to be elected) shall be directors.

Section 3.  Notice of Stockholder Nominations of Directors.  (a)  Only persons who are nominated in accordance with the following procedures will be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized Committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Bylaw.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which the Corporation first mailed or otherwise delivered its proxy materials for the prior year’s annual meeting of stockholders.  However, in the event that the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the later of (I) the latest date specified in the preceding sentence or (II) the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made.  In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  For purposes of the foregoing, the date on which the Corporation first mailed or otherwise delivered its proxy materials to stockholders will be the date so described in such proxy materials.

(b)  To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between or among such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(c)  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman will declare to the meeting that the nomination was defective and such defective nomination will be disregarded.

(d)  Notwithstanding the foregoing provisions of this Section 3 of Article III, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination for election as a director, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 3 of Article III, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(e)  Notwithstanding anything in this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 calendar days prior to the date on which the Corporation first mailed or otherwise delivered its proxy materials for the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Bylaw will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.

Section 4.  Vacancies.  Except as otherwise provided by law, any vacancy in the Board of Directors (whether because of death, resignation, removal, an increase in the number of directors or any other cause) may be filled by a majority of the directors then in office, though less than a quorum; and each director so chosen shall hold office until the next annual election and until his or her successor shall be duly elected and qualified, unless sooner displaced.

Section 5.  Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the President, or any two directors.  Notice thereof stating the place, date and hour of the meeting shall be given to each director as provided in Section 6 of this Article III.  Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present at the meeting or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present.  Notice of any adjourned meeting need not be given.

Section 6.  Manner of Giving Notice.  Notice of the time and place of meetings of the Board of Directors of the Corporation, if required, shall be:

(a)  delivered personally by hand, by courier or by telephone;

(b)  sent by United States first-class mail, postage prepaid; or

(c)  sent by facsimile, electronic mail or other electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone or (ii) sent by facsimile, electronic mail or other electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director.  The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office.

Section 7.  Quorum; Action.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as specified in Sections 4 and 11 of this Article III, Section 4 of Article II, and Section 3 of Article VIII of these Bylaws and, except as otherwise provided by law, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.  Organization.  At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his or her absence, the President of the Corporation or, in his or her absence, a Vice Chair or, in the absence of all of such officers, a chairman chosen by a majority of the directors present shall preside.  The Secretary of the Corporation or, in his or her absence, any Assistant Secretary or, in the absence of both the Secretary and any Assistant Secretary, any person whom the Chairman of the Board shall appoint shall act as secretary of the meeting.

Section 9.  Action Without Meeting.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 10.  Meetings by Means of Conference Telephone or Similar Communications.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11.  Committees.  (a)    The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one or more committees, each committee to consist of one or more directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required.

(b)  Until at least the calendar year 2016 annual meeting of stockholders, each committee of the Board of Directors shall include three ATK Directors and three Orbital Directors (each as defined in Article IX of these Bylaws), except for the Markets & Technology Committee, which shall include two ATK Directors and four Orbital Directors, unless in each case such modification is approved by the affirmative vote of at least two-thirds of the entire Board of Directors.

Section 12.  Compensation.  The Board of Directors shall have the authority to fix the compensation of directors.

Section 13.  Composition of the Board of Directors.  Notwithstanding anything in these Bylaws to the contrary, and in addition to and without limiting the provisions of Article FIFTH of the Certificate of Incorporation:

(a)  Until at least the calendar year 2016 annual meeting of stockholders, (i) the Board of Directors shall include seven ATK Directors, eight Orbital Directors and the Chief Executive Officer and (ii) a change in the size of the Board of Directors shall require the affirmative vote of at least two-thirds of the entire Board of Directors.

(b)  The nominees for election to the Board of Directors at the calendar year 2015 annual meeting of stockholders shall be comprised of (a) seven ATK Directors (and in the event that an ATK Director is unable or unwilling to be such a nominee, a replacement approved by a majority of the ATK Directors at the time), (b) eight Orbital Directors (and in the event that an Orbital Director is unable or unwilling to be such a nominee, a replacement approved by a majority of the Orbital Directors at the time) and (c) the Chief Executive Officer.

(c)  Until at least the calendar year 2016 annual meeting of stockholders, General Ronald R. Fogleman, USAF (Ret.) (or in the event that he is unable or unwilling to hold the position of Chairman of the Board of Directors at any time during such term, a replacement nominated for election or elected to position of Chairman of the Board of Directors with the approval of a majority of the ATK Directors who were members of the Board of Directors at the time of such nomination or election) shall serve as Chairman of the Board of Directors.

(d)  If at any time prior to the calendar year 2016 annual meeting of stockholders, David W. Thompson ceases to be Chief Executive Officer for any reason, the Board of Directors will select a replacement Chief Executive Officer.   If the replacement Chief Executive Officer is selected prior to the calendar year 2016 annual meeting of stockholders, and the replacement Chief Executive Officer is one of the ATK Directors or the Orbital Directors, the Board of Directors composition described in this Section 13 of Article III shall not change.   If the replacement Chief Executive Officer is selected prior to the calendar year 2016 annual meeting of stockholders, and the replacement Chief Executive Officer is not one of the ATK Directors or the Orbital Directors, then the Board of Directors shall include seven ATK Directors, eight Orbital Directors and the replacement Chief Executive Officer (or his or her successor) until the calendar year 2016 annual meeting.  The Orbital Directors shall determine which one of the Orbital Directors shall resign to create the vacancy for the replacement Chief Executive Officer.

ARTICLE IV
OFFICERS

Section 1.  General.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary.  The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors and one or more Vice Chairs of the Board of Directors from among their members, and a Treasurer and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, including a Chief Operating Officer and Chief Financial Officer.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation.

Section 2.  Election.  (a)    The Board of Directors at its meeting held in conjunction with each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, disqualification or removal.  Any officer elected by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

(b)  Any vacancy occurring in any office shall be filled by the Board of Directors; provided, however, that during the twelve months following the Effective Time, any replacement or fulfillment of a vacancy for the office of Chief Executive Officer, Chief Operating Officer or Chief Financial Officer shall require the affirmative vote of at least two-thirds of the entire Board of Directors.

Section 3.  Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors.  Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all documents of the Corporation which the President may be authorized to sign by these Bylaws or by the Board of Directors.  The Chairman of the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their notice.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President unless the Board of Directors shall designate another officer to exercise such powers and discharge such duties.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be prescribed by these Bylaws or by the Board of Directors.

Section 4.  Vice Chairs of the Board of Directors.  The Vice Chairs of the Board of Directors, if any, shall perform such duties and may exercise such powers as from time to time may be prescribed by the Board of Directors.

Section 5.  President.  The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer as Chief Executive Officer, and shall have general supervision over the business and affairs of the Corporation and over its several officers and employees, subject to the control of the Board of Directors.  The President shall also perform such other duties and may exercise such other powers as from time to time may be prescribed by these Bylaws or by the Board of Directors.

Section 6.  Vice Presidents.  Each Vice President shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer from time to time may prescribe.  At the request of the Board of Directors, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.  Secretary.  The Secretary shall:

(a)  Attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings at the meetings in a book or books to be kept for that purpose and, at the request of the Board of Directors, perform like duties for the standing committees of the Board;

(b)  Give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors in accordance with the provisions of these Bylaws or as required by law;

(c)  Be custodian of the corporate seal of the Corporation;

(d)  Keep or cause to be kept a register of the mailing address of each stockholder furnished by such stockholder;

(e)  Have general charge of the stock certificate books and related books and records of the Corporation and see that the books, reports, statements, certificates and all other documents and records incident to the office of Secretary and required by law are properly kept and filed; and

(f)  In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

Section 8.  Treasurer.  The Treasurer (or if there is none, the Chief Financial Officer) shall:

(a)  Have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors or in accordance with corporate policy approved by the Board of Directors; and

(b)  In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

Section 9.  Subordinate Officers.  The Board of Directors may appoint, and the Chief Executive Officer is also empowered to appoint, such other subordinate officers (including, without limitation, one or more Assistant Secretaries and one or more Assistant Treasurers) as the business of the Corporation may require, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws or as shall be determined from time to time by the Board of Directors or the Chief Executive Officer.

Section 10.  Other Positions.  The Chief Executive Officer may authorize the use of titles, including the titles of Chairman, President and Vice President, by individuals who hold management positions with the business groups, divisions or other operational units of the Corporation, but who are not and shall not be deemed officers of the Corporation.  Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the Chief Executive Officer or any officer to whom the Chief Executive Officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

ARTICLE V
STOCK

Section 1.  Form of Certificates.  The shares of the Corporation shall be represented by certificates or shall be uncertificated shares, as provided by the DGCL.

Section 2.  Signatures.  Where a certificate is signed by a manual or facsimile signature of (a) a transfer agent other than the Corporation or its employee or (b) a registrar other than the Corporation or its employee, any other signature and the seal on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3.  Records of Certificates.  A record shall be kept of the name of the person, firm, corporation or other entity of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article V.

Section 4.  Lost, Stolen or Destroyed Certificates; Issuance of New Certificates or Uncertificated Shares.  The Corporation may issue a new stock certificate or uncertificated shares in place of any certificate previously issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation or its transfer agent and registrar may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give it or them a bond sufficient to indemnify the Corporation and any transfer agent and registrar against any claim made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.  Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation (a) upon presentation of the certificate by the registered holder or by a duly authorized attorney, or upon presentation of proper evidence of authority to transfer the stock, and upon surrender of the appropriate certificate or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or a person presenting proper evidence of authority to transfer the stock.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 6.  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars and, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 7.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of capital stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
DOCUMENTS

Section 1.  Execution of Documents.  The Chief Executive Officer, or any other officer, employee or agent of the Corporation designated by the Board of Directors or designated in accordance with corporate policy approved by the Board of Directors, shall have power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by the Chief Executive Officer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the Corporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and the DGCL, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property or business of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 4.  Definition; Exchange Act Compliance.  (a)  For purposes of Article II, Section 3 and Article III, Section 3 of these Bylaws, “public disclosure” means disclosure in (i) a news release disseminated through a national news service or another method, or combination of methods, that is reasonably designed to provide broad, non-exclusionary distribution to the public or (ii) in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(b)  Notwithstanding the provisions of Article II, Section 3 and Article III, Section 3 of these Bylaws, a stockholder must comply with all applicable requirements of the Exchange Act with respect to the matters set forth in those provisions.

(c)  Nothing in Article II, Section 3 and Article III, Section 3 of these Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy materials in accordance with Rule 14a-8 under the Exchange Act.

Section 5.  Reliance on Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VIII
INDEMNIFICATION

Section 1.  Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4.  Expenses Payable in Advance.  (a)  Expenses (including attorneys’ fees) incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

(b)  Expenses of the character described in (a) above incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Corporation shall determine to be appropriate.

Section 5.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 6.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

Section 7.  Definition.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.  Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, (except for proceedings to enforce rights to indemnification to the extent that the director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of such proceeding), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

ARTICLE IX
MISCELLANEOUS

Section 1.  Amendments; Generally.  These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.  All such amendments must be approved by either (a) the holders of a majority of the outstanding capital stock entitled to vote thereon or (b) by a majority of the entire Board of Directors then in office.  In the case of amendment to be adopted pursuant to clause (b) of the immediately preceding sentence, until the calendar year 2016 annual meeting of stockholders, any alteration, amendment or repeal of Section 11(b) of Article III, Section 13 of Article 3, Section 2(b) of Article IV and this Article IX must also be approved by an affirmative vote of at least two-thirds of the entire Board of Directors.

Section 2.  Certain Definitions.  As used in these Bylaws, unless the context requires otherwise, the following terms shall have the following meanings:

(a)  “ATK Designee” means each of Mark W. DeYoung, Roxanne J. Decyk, Martin C. Faga, General Ronald R. Fogleman, USAF (Ret.), Tig H. Krekel, Douglas L. Maine and Roman Martinez IV.

(b)  “ATK Director” means an individual who (i) was an ATK Designee at the Effective Time (or a replacement thereof that is approved by a majority of the other ATK Directors) or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the ATK Directors who were members of the Board of Directors at the time of such nomination or election.

(c)  “Effective Time” means February 9, 2015.

(d)  “entire Board of Directors” means the total number of directors (as determined in accordance with Article III) which the Corporation would have if there were no vacancies.

(e)  “Orbital Designee” means each of David W. Thompson, General Kevin P. Chilton, USAF (Ret.), Lennard A. Fisk, Robert M. Hanisee, Lieutenant General Ronald T. Kadish, USAF (Ret.), Janice I. Obuchowski, James G. Roche, Harrison H. Schmitt and Scott L. Webster.

(f)  “Orbital Director” means an individual who (i) was an Orbital Designee at the Effective Time (or a replacement thereof that is approved by a majority of the other Orbital Directors) or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Orbital Directors who were members of the Board at the time of such nomination or election.